EXHIBIT 99

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

FROM:	NU-Telecom	FOR RELEASE:	Immediate
27 N. Minnesota
	New Ulm, MN 56073	CONTACT:	Bill Otis
	Tele. 507-354-4111		NU-Telecom
507-354-4111 E-mail: billotis@nu-telcom.net

NEW ULM TELECOM, INC. ANNOUNCES THE AGREEMENT OF ALLTEL TO PURCHASE MIDWEST WIRELESS HOLDINGS, LLC

NEW ULM, MN – On November 18, 2005, The President and CEO of New Ulm Telecom, Inc. (OTCBB:NULM), Bill Otis, announced that the Company has been informed by Midwest Wireless Holdings, LLC that it has entered into a definitive agreement with Alltel Corporation for the purchase of the assets of Midwest Wireless.

New Ulm Telecom, Inc. has a 9.88% equity stake in Midwest Wireless Holdings, LLC.

Under the agreement, as announced today, Alltel Corporation will pay $1.075 billion in cash to purchase Midwest Wireless’s licenses, customers and network assets. Closing of the transaction, which expected to occur in the first half of 2006, is contingent upon approval by the members of Midwest Wireless, and regulatory approvals.